Exhibit 3.53

CASH AMERICA, INC. OF ILLINOIS

BYLAWS

ARTICLE 1

OFFICES

Section 1.1. Registered Office. The registered office shall be in the City of Chicago, County of Cook, State of Illinois.

Section 1.2. Other Offices. The corporation may also have offices at such other places, either within or without the State of Illinois as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the office of the corporation or at such other places as may be fixed from time to time by the board of directors, either within or without the State of Illinois, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1997, shall be held at the time and place to be selected by the board of directors. If the day is a legal holiday, then the meeting shall be held on the next following business day. At the meeting, the stockholders shall elect a board of directors by written ballot and transact such other business as may properly be brought before the meeting.

Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.4. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before very meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors or the holders of twenty percent or more of the outstanding shares of stock of the corporation. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 2.7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8. Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: president, chairman of the board, vice presidents (in the order of their seniority if more than one) and secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 2.9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10. Method of Voting. Unless otherwise provided in the articles of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.11. Informal Action. Unless otherwise provided in the articles of incorporation or in the Business Corporation Act of 1983, as amended, any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least 5 days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

ARTICLE 3

DIRECTORS

Section 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation of the corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2. Number of Directors. The board of directors shall have not less than one (1) nor more than nine (9) directors. The number of directors constituting the board shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the initial board of directors shall be the number specified in the articles of incorporation and shall remain such number unless and until changed by resolution of the board of directors aforesaid.

Section 3.3. Election, Qualification and Term of Office of Directors. Directors shall be elected at each annual meeting of stockholders, to hold office until the next annual meeting. Directors need not be stockholders unless so required by the articles of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Elections of directors need not be by written ballot.

Section 3.4. Nominations of Directors. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors.

Section 3.5. First Meetings. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and at such places as shall from time to time be determined by the board.

Section 3.7. Special Meetings. Special meetings of the board may be called by the chairman of the board or the president, and shall be called by the president or secretary on the written request of one director.

Section 3.8. Quorum, Majority Vote. At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Action Without Meeting. Unless otherwise restricted by the articles of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

Section 3.10. Telephone and Similar Meetings. Unless otherwise restricted by the articles of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Notice of Meetings. Notice of regular meetings of the board of directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the board shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 3.12. Rules and Regulations. The board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the articles of incorporation of the corporation or these Bylaws for the conduct of its meetings and management of the affairs of the corporation as the board may deem proper.

Section 3.13. Resignations. Any director of the corporation may at any time resign by giving written notice to the board of directors, the chairman of the board, the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.14. Removal of Directors. One or more of the directors of the corporation may be removed, with or without cause, at a meeting of shareholders, provided that notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the directors named in such notice may be removed at such meeting. Removal of one or more directors at a meeting of shareholders shall require the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors.

Section 3.15. Vacancies. Subject to any express rights of the holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation, any vacancies on the board of directors resulting from death or resignation may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors may be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.5 of Article 2 of these Bylaws. Any vacancy on the board of directors resulting from the removal of a director, with or without cause, shall be filled by the holders of a majority of the shares then entitled to vote at an election of directors. Any director elected in accordance with the two preceding sentences of this Section 3.15 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such successor shall have been elected and qualified.

Section 3.16. Compensation of Directors. Unless otherwise restricted by the articles of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 4

EXECUTIVE AND OTHER COMMITTEES

Section 4.1. Executive Committee. The board of directors may, by resolution adopted by a majority of the entire board, designate annually one or more of its members to constitute members or alternate members of an executive committee, which committee shall have and may exercise, between meetings of the board, all the powers and authority of the board in the management of the business and affairs of the corporation, including, if such committee is so empowered and authorized by resolution adopted by a majority of the entire board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it, except that the executive committee shall not have such power or authority to:

(a)	authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof;

(b)	approve or recommend to shareholders any act which the articles of incorporation, the bylaws or the law requires to be approved by shareholders;

(c)	fill vacancies on the board or on any of its committees;

(d)	elect or remove officers or fix the compensation of any member of the committee;

(e)	adopt, amend or repeal the bylaws;

(f)	approve a plan of merger not requiring shareholder approval;

(g)	authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board;

(h)	authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or

(i)	amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors.

Section 4.2. Other Committees. The board of directors may, by resolution adopted by a majority of the entire board, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the board as may be specified in the resolution of the board designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the board shall otherwise provide. The board shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.

Section 4.3. Procedure; Meetings; Quorum. Regular meetings of the executive committee or any other committee of the board of directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the executive committee or any other committee of the board shall be called at the request of any member thereof. Notice of each special meeting of the executive committee or any other committee of the board shall be sent by mail, telegraph or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the executive committee or any other committee of the board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the board need not be given. The executive committee or any other committee of the board may adopt such rules and regulations not inconsistent with the provisions of law, the articles of incorporation of the corporation or these Bylaws for the conduct of its meetings as the executive committee or such other committee of the board may deem proper. A majority of the executive committee or any other committee of the board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The executive committee or any other committee of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the board.

ARTICLE 5

NOTICES

Section 5.1. Method. Whenever, under the provisions of the statutes or of the articles of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given the day following the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 5.2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 6

OFFICERS

Section 6.1. Election, Qualification. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the articles of incorporation or these Bylaws otherwise provide.

Section 6.2. Salary. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 6.3. Term, Removal. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6.4. Resignation. Subject at all times to the right of removal as provided in Section 6.3 of this Article 6, any officer may resign at any time by giving notice to the board of directors, the president or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the president or, in the event of the resignation of the president, the board of directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

Section 6.6. Chairman of the Board. The chairman of the board shall, if there be such an officer, preside at meetings of the board of directors and, if present, and in the absence of the president, preside at meetings of the stockholders. The chairman of the board shall counsel with and advise the president and perform such other duties as the president or the board or the executive committee may from time to time determine. Except as otherwise provided by resolution of the board, the chairman of the board shall be ex-officio a member of all committees of the board. The chairman of the board may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts or other instruments authorized by the board or any committee thereof empowered to authorize the same.

Section 6.7. President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and (in the absence of the chairman of the board) the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 6.8. Vice Presidents. In the absence of the president and the chairman of the board or in the event of their inability or refusal to act, the vice president (or if there shall be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.9. Secretary. The secretary shall attend all meetings of the board of directors and of the stockholders, shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the other committees designated by the board of directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it. When so affixed, the corporate seal may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 6.10. Assistant Secretary. The assistant secretary, if any (or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, or in the absence of any such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.11. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 6.12. Assistant Treasurer. The assistant treasurer, if any (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or in the absence of no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE 7

CERTIFICATES OF STOCK

Section 7.1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 7.2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 7.3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other ‘action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 7.6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Illinois.

ARTICLE 8

AFFILIATED TRANSACTIONS

Section 8.1. Validity. Except as otherwise provided for in the articles of incorporation and except as otherwise provided in this Bylaw, if Section 8.2 is satisfied, no contract or transaction between the corporation and any of its directors, officers or security holders, or any corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

Section 8.2. Disclosure, Approval; Fairness. Section 8.1 shall apply only if:

(a)	the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

(i)	to the board of directors (or committee thereof) and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(ii)	to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present at a meeting considering such contract or transaction, each such interested person (stockholder) to be counted in determining whether a quorum is present and for voting purposes; or

(b)	the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the board of directors (or committee thereof) or the stockholders.

Section 8.3. Nonexclusive. This provision shall not be construed to invalidate a contract or transaction that would be valid in the absence of this provision.

ARTICLE 9

GENERAL PROVISIONS

Section 9.1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 9.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by majority vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 9.4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 9.5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 9.6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Illinois.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or otherwise.

ARTICLE 10

AMENDMENTS

Section 10.1. Amendments. Except as otherwise provided by law or the articles of incorporation, these Bylaws may be altered, amended or repealed and new bylaws containing provisions for the regulation and management of the affairs of the corporation may be adopted at any meeting of the shareholders or the board of directors of the corporation, but no bylaw adopted by the shareholders may be altered, amended or repealed by the board of directors.

ARTICLE 11

INDEMNIFICATION

Section 10.1 Indemnification. The corporation (i) shall indemnify, and advance expenses incurred by, any person who is or was a director of the corporation or any of its subsidiaries and any person who, while a director of the corporation or any of its subsidiaries, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, and any person who is an officer of the corporation or any of its subsidiaries to the maximum extent such indemnification and advancement of expenses is permitted to directors of the corporation by the Illinois Revised Business Corporation Act or any amendment thereto or successor provision thereto, (ii) in the discretion of the board of directors, may indemnify any other employee, agent or other person to the maximum extent permitted by law, and (iii) may purchase such indemnification insurance or make other arrangements as the board of directors may determine from time to time to the maximum extent permitted by law. Neither the amendment nor repeal of this Article 11, nor the adoption of any provision in the articles of incorporation of the corporation inconsistent with this Article 11, shall eliminate or reduce the effect of this Article 11 in respect to any matter occurring, or any cause of action, suit or claim prior to such amendment, repeal or adoption of an inconsistent provision.

[EFFECTIVE: JANUARY 16, 1998]